July 8, 2019 Megan Hansen via email Dear Megan: Smartsheet, Inc. (the “Company”) is pleased to offer you employment with the Company on the terms described below. 1. Position. You will start in a full-time position as VP of Talent Acquisition and Total Rewards and will initially report to the Company’s Chief People and Culture Officer. By signing this letter, you confirm with the Company that you are under no contractual or other legal obligations that would prohibit you from performing your duties with the Company. 2. Compensation and Employee Benefits. You will be paid a starting base salary at the rate of $245,000 per year, payable on the Company’s regular payroll dates. Additionally, you will receive a one-time signing bonus of $25,000 payable on the regular payroll period following 30 days after your start date, the entirety of which is to be repaid to the Company if either you or the Company terminates your employment for any reason (other than position elimination or reduction of force) before completing 12 months of continuous service. As a full-time employee of the Company you will be eligible to participate in a number of Company-sponsored benefits, including a Company-funded health benefits plan, subsidized parking or public transit, and 401(k) plan. Should you elect to decline participation in the Company health plan, you are eligible to receive a portion of the premium on a monthly basis. You will accrue three weeks, which is equal to 15 working days, of paid time off (PTO) annually. Finally, you will be eligible to participate in our annual company bonus program. Your company bonus target is 30% of base salary, contingent upon achievement of both personal and corporate objectives. Employees with a start date of November 30th or prior will be considered for a prorated bonus in their first bonus plan year (i.e. the Company’s fiscal year). Employees with a start date of December 1st or later will not receive bonus consideration in their first bonus plan year. 3. Restricted Stock Units. Management will recommend to the Compensation Committee of the Company’s Board of Directors (the “Committee”) that you be granted an award of restricted stock units (“RSUs”) with a target value of $675,000. The number of shares will be determined by dividing the award value by the average closing price over the 30 day period ending on the last day of the month prior to your hire date (or such trading days as the company has been publicly traded) rounded down to the nearest whole share. Assuming continuous service, 25% of the RSUs will vest on the 15th day of the month in which the one year anniversary of your hire date occurs, and 6.25% of the RSUs will vest every three months thereafter. The award will be subject to the terms and conditions applicable to RSUs awarded under the Company’s 2018 Stock Plan (the “Plan”), as described in the Plan and the applicable restricted stock unit award agreement. However, the grant of such an award by the Company is subject to the Committee’s approval and this recommendation of approval is not a commitment of compensation and does not create any obligation on the part of the Company. Further details on the Plan and any specific award granted to you will be provided upon approval of such award by the Committee. In addition, if within one (1) year following an Acquisition (as such term is defined in the Plan), your employment is terminated without Cause (as such term is defined in the Plan) by the surviving corporation in the Acquisition, or you terminate your employment for Good Reason (as defined below), 75% of any shares that remain unvested from this initial grant as of the date of the Acquisition shall accelerate. DocuSign Envelope ID: EB9E1DD1-0AF7-4DB9-BE2F-F2F4D688F0F1

For purposes of this offer letter, “Good Reason” is defined as (i) a material reduction in your annual base salary that is not accompanied by material reductions in the base salaries of peer executives; (ii) a substantial and material reduction in your duties or responsibilities (provided no such reduction shall be deemed to constitute Good Reason so long as you continue to have equivalent duties and responsibilities); or (iii) any requirement by the Company that your services be rendered primarily at a Company location or locations outside of a radius of 50 miles from the location of the Company’s principal offices, except for any normal travel requirements. A termination of employment for Good Reason shall be effectuated by giving the Company written notice (“Notice of Termination for Good Reason”), setting forth in reasonable detail, the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Notice on which you are relying, which Notice of Termination for Good Reason is provided within ninety (90) days of the condition first arising, and providing the Company with an opportunity to cure such conduct within thirty (30) days of receiving such Notice of Termination for Good Reason. If the Company does not cure such conduct within such thirty (30) day period, a termination of employment for Good Reason shall be effective on the thirty-first (31st) day following the date when the Notice of Termination for Good Reason is received by the Company. 4. Proprietary Information, Inventions Assignment and Noncompete Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s enclosed standard Proprietary Information, Inventions Assignment and Noncompete Agreement. 5. Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures (as detailed in the Company’s Employee Handbook), may change from time to time, in the sole discretion of the Company, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company’s President. 6. Outside Activities. During the period of your employment, you will at all times devote your best efforts to the interests of the Company, and will not, without the prior written consent of the Company, engage in, or encourage or assist others to engage in, any other employment or activity that: (a) would divert from the Company any business opportunity in which the Company can reasonably be expected to have an interest; (b) would directly compete with, or involve preparation to compete with, the current or future business of the Company; or (c) would otherwise conflict with the Company’s interests or could cause a disruption of its operations or prospects. 7. Withholding Taxes. All forms of compensation referred to in this letter are subject to applicable withholding and payroll taxes. 8. Background Check; Authorization to Work. This offer is contingent upon successful completion of a reference and background check. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States. DocuSign Envelope ID: EB9E1DD1-0AF7-4DB9-BE2F-F2F4D688F0F1

9. Entire Agreement. This offer letter constitutes the entire agreement between you and the Company regarding the matters described in this letter, and supersedes and replaces any prior understandings or agreements, whether oral, written or implied, between you and the Company relating to such subject matter. If you wish to accept this offer, please sign and date the enclosed duplicate original of this letter and the enclosed Proprietary Information, Inventions Assignment and Noncompete Agreement and return them to me. This offer, if not accepted, will expire at the close of business on July 11, 2019. We look forward to having you join us no later than July 29, 2019. If you have any questions regarding this offer, please contact me at kara.hamilton@smartsheet.com. Sincerely, Smartsheet, Inc. ___________________________________ Kara Hamilton, Chief People and Culture Officer I have read and accept this employment offer. _____________________________________ Megan Hansen ____________________________________ Attachment: Exhibit A: Proprietary Information, Inventions Assignment and Noncompete Agreement \d1\ \s2\ \s1\ \d1\\d1\ DocuSign Envelope ID: EB9E1DD1-0AF7-4DB9-BE2F-F2F4D688F0F1